SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant x
Filed by a Party other than the Registrant o

Check the appropriate box:
o Preliminary Proxy Statement
o Confidential, for  Use  of  the   Commission  Only  (as  permitted  by  Rule
  14a-6(e)(2))
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                      NATIONAL DISCOUNT BROKERS GROUP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
x   No fee required.
o Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
                                      N.A.

     2) Aggregate number of securities to which transaction applies:
                                      N.A.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N.A.

     4) Proposed maximum aggregate value of transaction:
                                      N.A.

     5) Total fee paid:
                                      N.A.

o        Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                      National Discount Brokers Group, Inc.
                            10 Exchange Place Centre
                          Jersey City, New Jersey 07302


      --------------------------------------------------------------------
                    Notice Of Annual Meeting Of Stockholders
                           To Be Held October 20, 1999
      --------------------------------------------------------------------


The 1999 Annual Meeting of the Stockholders of National Discount Brokers Group, Inc. (the "Company") will be held at the Millennium Broadway Conference Center, 145 West 44th Street, New York, New York on October 20, 1999 at 4:00 p.m., New Jersey time for the following purposes:

(1) To elect three Class 3 directors to hold office for a term of three years or until their successors have been duly elected and qualified.


(2)      To approve the 2000 National Discount Brokers Group, Inc. Compensation
         Plan.

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending May 31, 2000.

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 26, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

All stockholders are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

                                              By Order of the Board of Directors


                                              Frank E. Lawatsch, Jr.,
                                              Secretary

September 9, 1999
Jersey City, New Jersey

                      National Discount Brokers Group, Inc.
                            10 Exchange Place Centre
                          Jersey City, New Jersey 07302

      --------------------------------------------------------------------
                       Proxy Statement For Annual Meeting
      --------------------------------------------------------------------

This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of National Discount Brokers Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Millennium Broadway Conference Center, 145 West 44th Street, New York, New York on October 20, 1999 at 4:00 p.m. New Jersey time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to stockholders on or about September 9, 1999. The principal executive offices of the Company are located at the address indicated above.

Only stockholders of record at the close of business on the record date, August 26, 1999 (the "Record Date") will be entitled to vote at the Meeting and at all adjournments thereof. If you wish to attend the Meeting in person, you must have an entry ticket. To obtain an entry ticket, please call Investor Relations at
(201) 946-4413.

On August 26,  1999,  there were  outstanding  and  entitled to vote  16,985,218 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Holders of Common Stock have no cumulative voting rights.


                                Voting Of Proxies

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (with respect to the matters as to which the stockholder is entitled to vote) (a) "FOR" the election of each of John P. Duffy, Thomas W. Neumann, and Charles Kirkland Kellogg as Class 3 directors of the Company, (b) "FOR" the approval of the 2000 National Discount Brokers Group, Inc. Compensation Plan, (c) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending May 31, 2000, and (d) in connection with the transaction of such other business as may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Nominating Committee thereof or the Board of Directors may determine to reduce the size of the Board of Directors.

A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.

Directors of the Company will be elected by a plurality of the vote of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of any other matter which may be put to a stockholder vote at the Meeting, unless otherwise required by the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation, as amended. Except for the election of directors, as to any particular proposal, abstentions will have the same effect as a vote against that proposal, and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal. Votes cast, either in person or by proxy, will be tabulated by American Stock Transfer & Trust Company, the Company's transfer agent.



                 Voting Securities and Principal Holders Thereof

Security Ownership Of Certain Beneficial Owners

The following table sets forth certain information, as of August 26, 1999, regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. The Company has been advised that each stockholder listed below has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes following the table.

  Name and Address                       Amount
of Beneficial  Owner             of Beneficial Ownership             Percentage of Class



  Arthur Kontos
  10 Exchange Place Centre
  Jersey City, NJ 07302                   2,867,000 (1)                         16.7%

  Peter R. Kellogg
  120 Broadway
  New York, NY 10271                      2,940,222 (2)                         17.3%


(1) Comprised of 1,337,854 shares of Common Stock held by Mr. Kontos and 197,387 shares of Common Stock underlying Mr. Kontos' currently exercisable stock options. Also includes 125,000 shares of Common Stock held by the Arthur Kontos Foundation, 753,562 shares of Common Stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners, and 453,197 shares over which he has sole voting power which are subject to a voting trust agreement with his former wife.

(2) Comprised of 730,942 shares of Common Stock held by Mr. Kellogg, 1,850,000 shares of Common Stock held by IAT Reinsurance Syndicate Ltd., a corporation, all of whose voting stock is held by Mr. Kellogg and of which Mr. Kellogg is president, and 346,500 shares of Common Stock held by the Cynthia and Peter Kellogg Foundation and 12,780 shares of Common Stock held by the J. C. Kellogg Foundation. Mr. Kellogg has shared beneficial ownership over the shares owned by the Cynthia and Peter Kellogg Foundation and the J. C. Kellogg Foundation.



Security Ownership of Management

The following table sets forth certain information, as of August 26, 1999, regarding the beneficial ownership of the Common Stock by each director and named executive officer (see "Compensation of Directors and Executive Officers") of the Company and by all directors and executive officers as a group. The Company has been advised that each stockholder listed below has sole voting and dispositive power with respect to such shares, unless otherwise noted in the footnotes below. Sherwood Securities Corp. ("Sherwood Securities") is a wholly-owned subsidiary of the Company specializing in the wholesale market making of over-the-counter securities. National Discount Brokers ("NDB.com") is a wholly-owned subsidiary of the Company specializing in offering retail discount brokerage services.

                                                                 Number of Shares      Percentage of Common
             Name of Beneficial Owner                           Beneficially Owned     Stock Beneficially Owned

             Arthur Kontos,                                       2,867,000    (1)                16.7%
             President and Chief Executive Officer
             of the Company and Vice Chairman of the
             Board

             James H. Lynch, Jr., Chairman of the Board              35,100                        *
             and Director

             John P. Duffy, Director                                 53,800    (2)                 *

             Dennis Marino,                                         158,254    (3)                 *
             Executive Vice President and Chief
             Administrative Officer of the Company;
             President and Chief Executive Officer of
             NDB.com

             Thomas W. Neumann,                                     203,517    (4)                 1.2%
             Executive Vice President of the Company;
             President and Chief Executive Officer of
             Sherwood Securities

             Ralph N. Del Deo, Director                              30,000    (5)                 *

             James Romano,                                           16,666    (6)                 *
             Executive Vice President, Capital Markets
             of Sherwood Securities

             Charles Kirkland Kellogg, Director                       1,500                        *

             Denise Isaac, Executive Vice President and              10,916    (7)                 *
             Treasurer of the Company

             Richard J. Marino, Former Director and                 297,135                        1.8%
             Chairman of the Board of Sherwood
             Securities

             All Directors and Executive Officers as a            3,676,888                       21.2%
             Group (12 persons) (8)

                 * Less than 1%

         (1) Consists of 1,337,854 shares of Common Stock held by Mr. Kontos, 197,387 shares of Common Stock underlying Mr. Kontos' stock options exercisable within 60 days of August 26, 1999, 125,000 shares of Common Stock held by the Arthur Kontos Foundation, 753,562 shares of Common Stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners and 453,197 shares over which he has only sole voting power which are subject to a voting trust agreement with his former wife.

         (2) Consists of 49,800 shares of Common Stock held by Mr. Duffy and 4,000 shares of Common Stock held in trust for Mr. Duffy's children.

         (3) Consists of 118,622 shares of Common Stock held by Mr. Marino and 39,632 shares of Common Stock underlying Mr. Marino's stock options exercisable within 60 days of August 26, 1999.

         (4) Consists of 121,477 shares of Common Stock held by Mr. Neumann and 82,040 shares of Common Stock underlying Mr. Neumann's stock options exercisable within 60 days of August 26, 1999.

         (5) Consists of 20,000 shares of Common Stock held by Mr. Del Deo and 10,000 shares of Common Stock held by his wife.

         (6) Consists of 16,666 shares of Common Stock underlying Mr. Romano's stock options exercisable within 60 days of August 26, 1999.

         (7) Consists of 1,250 shares of Common Stock held by Ms. Isaac and 9,666 shares of Common Stock underlying Ms. Isaac's stock options exercisable within 60 days of August 26, 1999.

         (8) Includes 355,560 shares of Common Stock underlying stock options exercisable within 60 days of August 26, 1999.

PROPOSAL 1.  ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation, as amended, which became effective on February 4, 1987, requires that the Board of Directors be divided into three classes. In accordance with the Company's Restated Certificate of Incorporation, at the 1987 annual meeting, Class 1 directors were initially elected for a term that expired as of the 1988 annual meeting of the stockholders of the Company, Class 2 directors were initially elected for a term that expired as of the 1989 annual meeting of stockholders and Class 3 directors were initially elected for a term that expired as of the 1990 annual meeting of stockholders. At each annual meeting, directors will be elected for a term of three years so that the term of office of one class of directors shall expire each year.

Three individuals are being nominated for election at the Meeting to serve as Class 3 directors for a term of three years or until the election and qualification of their successors.

The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of John P. Duffy, Thomas W. Neumann and Charles Kirkland Kellogg. If Mr. Duffy, Mr. Neumann or Mr. Kellogg becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or the Nominating Committee of the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why Mr. Duffy, Mr. Neumann or Mr. Kellogg may not be able to serve as directors if elected.

The Board of Directors recommends a vote "FOR" the election of each of the above nominees.

The name and age of each of the nominees and each of the incumbent directors whose term will continue following the Meeting, their respective positions with the Company and the period during which each such individual has served as a director are set forth below. Additional biographical information concerning each of the nominees and each of the incumbent directors and executive officers of the Company follows the table.



         Name                                Age       Position                                   Director Since

         Class 1 Directors

         Dennis Marino                      53         Director, President and Chief Executive         1981
                                                       Officer of NDB.com; Executive Vice
                                                       President and Chief Administrative Officer
                                                       of the Company

         James H. Lynch, Jr.                68         Chairman of the Board of the Company            1989

         Class 2 Directors

         Arthur Kontos                      53         Director, Vice Chairman of the Board,           1988
                                                       President and Chief Executive Officer of
                                                       the Company

         Ralph N. Del Deo                   74         Director                                        1993

         Class 3 Directors

         John. P. Duffy                     58         Director                                        1992

         Thomas W. Neumann                  35         Director, President and Chief Executive         1992
                                                       Officer of Sherwood Securities and
                                                       Executive Vice President of the Company

         Charles Kirkland Kellogg           30         Director                                        1999





Certain Biographical Information Concerning
Incumbent Directors and Executive Officers

James H. Lynch, Jr. became Chairman of the Board of Directors in July 1989.
He is also an independent consultant to the securities industry. Mr. Lynch was a general partner and member of the Executive Committee of Spear, Leeds & Kellogg, L.P. ("SLK") for more than five years prior to his retirement from SLK in June 1985. SLK is a broker dealer and a member of all major United States stock exchanges and acts as a specialist on the New York and American Stock Exchanges. Mr. Lynch also served as President of Spear, Leeds & Kellogg Securities, Inc. and as an officer and director of its wholly-owned subsidiaries, First Options of Chicago and Troster Singer Corporation. Mr. Lynch is a director of Consolidated Purchasing Services, Inc.

Arthur Kontos became Vice Chairman of the Board, President and Chief Executive Officer of the Company in October 1988. Mr. Kontos was a managing director of SLK from June 1988 until October 1988, when he joined the Company. He became a general partner of SLK in 1982 and President of S.G.I. Capital Holdings, Inc., a general partner of S.G.I. in 1988, from which positions he resigned in December 1991. From July 1978 until May 1988, Mr. Kontos served as a director and as President and Chief Executive Officer of Troster Singer Corporation, currently a division of SLK.

Dennis Marino has been employed by the Company since February 1969 and has served as the Company's Chief Administrative Officer since 1986. He was appointed President of Sherwood Securities in January 1988, a position he held until December 1997 at which time he became Chairman of NDB.com. In February 1998, Mr. Marino also assumed the positions of President and Chief Executive Officer of NDB.com. He has been an Executive Vice President of the Company since 1977.

Thomas W. Neumann has served as an Executive Vice President of the Company since 1991 and was appointed President and Chief Executive Officer of Sherwood Securities in December 1997. Mr. Neumann joined Sherwood Securities in October 1988 and held various trading positions with that company prior to being appointed a senior vice president in 1990 and Head of Capital Markets in 1995. From June 1986 until October 1988, Mr. Neumann was an employee of Troster Singer Corporation, a Nasdaq market maker.

John P. Duffy retired from his position as a managing director of SLK in 1991, a position he held from prior to September 1987 until his retirement. As a managing director of SLK, Mr. Duffy acted as a specialist on The New York Stock Exchange.
Mr. Duffy is also a director of Kinney Oil Co.

Ralph N. Del Deo is a senior partner of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C., a New Jersey law firm that provides legal services to the Company. His practice areas include litigation and general practice.

Charles Kirkland Kellogg became a Director in April 1999. Mr. Kellogg obtained an M.B.A. from The College of William and Mary in 1999. After graduation, he became an executive of Performance Specialist Group, L.P., a NYSE specialist. From 1996 to 1997, he served as special projects coordinator for NDB.com where he assisted in developing our online trading system. From 1992 to 1995, Mr. Kellogg served in various trading positions at Sherwood Securities and Equitrade Partners, L.P.

James Romano, age 52, currently serves as Executive Vice President, Capital Markets of Sherwood Securities. Mr. Romano joined Sherwood Securities in June 1992 as vice president of trading and as a member of the Management Committee. In January 1995, he was appointed to serve on the Company's Executive Committee. From January 1995 to December 1997, Mr. Romano had responsibility over the trading department and in January 1998 became Head of Capital Markets. For eleven years prior to joining the Company, Mr. Romano held various trading positions at Troster Singer Corporation, including vice president of trading.

Frank E. Lawatsch, Jr., age 55, was appointed as Executive Vice President, Secretary and General Counsel of the Company in April 1999. Prior to that time, he was a senior partner of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C., a New Jersey law firm that provides legal services to the Company. Prior to 1992, Mr. Lawatsch served as general counsel to two publicly owned financial service corporations. Mr. Lawatsch has been a member of the bar since 1969. He is responsible for the Company's legal, corporate secretarial, compliance and personnel functions.

Denise Isaac, age 32, joined the Company in October 1995 as Chief Financial Officer. She became Treasurer in April 1998 and Executive Vice President in May 1999. Prior to her employment with the Company, Ms. Isaac was a Senior Manager in the financial services practice of KPMG LLP. Ms. Isaac was employed by KPMG LLP since 1986 where she worked on various assignments and taught courses to the securities industry.

Matthew S. Stadler, age 44, became the Company's Senior Vice President and Chief Financial Officer in May 1999. From September 1994 to May 1999, he was a Senior Vice President and Chief Financial Officer of Santander Investment Securities, Inc., a registered broker-dealer. Prior to that time, he was the Chief Financial Officer of Latinvest Securities, Inc.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange ("NYSE"). Based solely on a review of the copies of reports furnished to the Company and written representations from the Company's executive officers, directors and persons who beneficially own more than ten percent of the Company's equity securities, the Company believes that, during the preceding year, all filing requirements applicable to its officers, directors and ten percent beneficial owners were met, with the exception that an amendment to a monthly statement of change in beneficial ownership (Form 4) was not filed by Arthur Kontos on a timely basis. The Form 4 disclosed a change in Mr. Kontos' economic interest in certain shares of Common Stock held in two partnerships. Appropriate corrective action has been taken by this individual.


Meetings of the Board and Committees

During fiscal year 1999, the Board of Directors held five meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended May 31, 1999.

The Board of Directors has created an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. The Executive Committee is comprised of James H. Lynch, Jr., Arthur Kontos and Dennis Marino. The Compensation Committee is comprised of James H. Lynch, Jr. and John Duffy. The Audit Committee is comprised of James H. Lynch, Jr. and John Duffy. The Nominating Committee is comprised of Arthur Kontos, John P. Duffy and Thomas W. Neumann.

The Executive Committee, which held no meetings during fiscal year 1999, is authorized, among other things, to exercise such powers as may lawfully be delegated to it by the Board of Directors, including the appointment of officers, the appointment of agents of the Company, and the determination of general policy with regard to business of the Company. Action by the Executive Committee is subject to review and revision by the Board of Directors.

The Compensation Committee, which held two meetings during fiscal year 1999, has jurisdiction on behalf of the Company to approve, disapprove, modify or amend all plans to compensate employees including bonuses. No member of the Compensation Committee is eligible for any award or any grant of stock options under any such plans except for a one time stock option grant under the National Discount Brokers Group, Inc. 1999 Non-Qualified Stock Option Plan. The Compensation Committee determines the salaries of employees of the Company who are directors and also determines the salaries of all other employees of the Company who are executive officers or who occupy such other positions as may be designated by the Compensation Committee.

The Audit Committee, which held two meetings during fiscal year 1999, reviews and monitors the Company's financial reports and accounting practices and, among other things, makes recommendations to the Board with respect to audit policies and procedures and the scope and extent of audits, reviews the Company's unaudited quarterly financial results, and reviews the annual year end audit with the Company's independent auditors.

The Nominating Committee was created by the Board of Directors for the purpose of nominating a slate of nominees for election to the Board of Directors by the stockholders of the Company at each Annual Meeting of Shareholders. The Nominating Committee is also responsible for nominating candidates to fill the position of each director, if any, whose term as director terminates prior to the date of any annual meeting of stockholders and who is to be replaced by the Board of Directors. The Nominating Committee does not consider nominees recommended by stockholders in its deliberations. The Nominating Committee held no meetings in fiscal year 1999.


                Compensation Of Directors And Executive Officers

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for each of the fiscal years ended May 31, 1999, 1998 and 1997 of those persons who were, at May 31, 1999, (i) the Chief Executive Officer (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended May 31, 1999 and (iii) one former executive officer who was an executive officer during fiscal year 1999 but was not serving in that capacity at May 31, 1999 (such persons are the "named executive officers"):



                          Executive Compensation Table

                                                                   Annual Compensation

                                               --------------------------------------------------------------
Name and                                                                                       Securities
Principal                         Fiscal                                    All Other          Underlying
Position                          Year         Salary($)     Bonus($)       Compensation($)    Options (#)



Arthur Kontos, Vice Chairman of   1999          $300,000     $6,459,539
the Board, President and Chief    1998           300,000      3,479,439         $515,568(2)         126,941
Executive Officer of the Company  1997           300,000      3,061,460


Dennis Marino                     1999           225,000        700,000                              19,660
Executive Vice President and      1998           173,077        350,000          175,075(2)          42,966
Chief Administrative Officer      1997           150,000        286,728
of  the Company; President and
Chief Executive Officer of
NDB.com


Thomas Neumann                    1999           311,538      1,500,000                              19,660
Executive Vice President of the   1998           299,039        802,000(3)       181,886(2)          85,374
Company; President and Chief      1997           250,000        573,455          113,699(2)          88,187
Executive Officer of
Sherwood Securities

Richard J. Marino                 1999                --      1,295,176(1)
Chairman of the Board of          1998                --        732,816(1)        53,786(2)          10,169
Sherwood Securities               1997                --        614,606(1)

James Romano                      1999           363,461        800,000                              19,660
ExecutiveVice President,          1998           350,000        250,000                               5,000
Capital Markets of Sherwood       1997           350,000        235,000                              15,000
Securities

Denise Isaac                      1999           170,769        330,000                              19,665
Executive Vice President and      1998           135,385        139,000                               5,000
Treasurer of the Company          1997           120,000        110,000                              12,000

No named executive officer received personal benefits or perquisites during the fiscal year ended May 31, 1999 in excess of the lesser of $50,000 or 10% of his or her aggregate salary and bonus.


(1)      Cash bonuses for Mr. R. Marino include  commissions,  representing a percentage of gross commissions on sales/trades.  Mr. R. Marino ceased being an executive officer of the Company on April 21, 1999.

(2)      Represents gain recognized upon exercise of options.

(3)      Includes $107,000 of bonus paid in fiscal year ended May 31, 1998 with respect to services performed in the fiscal year ended May 31, 1997.



Compensation Arrangements

Through May 31, 1997, Mr. Kontos was compensated by the Company pursuant to an Employment Agreement (the "Employment Agreement") by and between Mr. Kontos and the Company dated as of September 12, 1995. Under the terms of the Employment Agreement, the Company had agreed to pay Mr. Kontos an annual base salary of $300,000. In addition, Mr. Kontos was entitled to a bonus ("Bonus") based on the Company's "Income." "Income" is defined in the Employment Agreement to mean the Company's consolidated pre-tax net income during any fiscal year in which the Employment Agreement is in effect without any deductions for amounts payable as a Bonus under the Employment Agreement or any related accruals. For fiscal years commencing with the fiscal year ended May 31, 1996, Mr. Kontos was entitled to an annual Bonus based on performance goals, therein defined as 10% of the first $5,000,000 of Income, 15% of the next $8,000,000 of Income and 18% of the Income over $13,000,000.

On May 31, 1997, the Board of Directors approved, and Mr. Kontos signed, a new employment agreement, (the "New Employment Agreement"). The New Employment Agreement provides for an initial term of employment from June 1, 1997 to May 31, 2000. The Company has the option to extend the term from June 1, 2000 until May 31, 2001. Mr. Kontos has the right to extend the term from June 1, 2001 to May 31, 2002. The New Employment Agreement provides that Mr. Kontos will receive an annual base salary of $300,000 and an annual cash bonus pursuant to the terms of The National Discount Brokers Group, Inc. 1996 CEO Bonus Plan (the "CEO Bonus Plan"). Pursuant to the CEO Bonus Plan, for fiscal years commencing with the fiscal year ended May 31, 1998, the Chief Executive Officer of the Company is entitled to an annual cash bonus equal to 10% of the first $10,000,000 of "Income," and 15% of "Income" over $10,000,000. "Income" means the consolidated pre-tax net income of the Company without deductions for the payment or accrual of a bonus under the CEO Bonus Plan. The New Employment Agreement may be terminated (i) by Mr. Kontos either on thirty (30) days prior written notice or at any time following a Change in Control, as defined, (ii) by the Company for Cause, as defined, (iii) automatically upon the death or disability of Mr. Kontos, or (iv) by the Company without Cause. If the Company terminates the New Employment Agreement without Cause, or Mr. Kontos terminates his employment for Good Reason (as defined) within one year after a Change of Control, Mr. Kontos is entitled to receive as liquidated damages an amount equal to three times his average compensation (including base salary, bonus and any other compensation) from the Company and its subsidiaries as reported for federal income tax purposes for the five previous calendar years less $1.00 subject to the limitation that the amount shall not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended. Generally, a Change in Control will be deemed to have occurred under the New Employment Agreement (i) if any person (other than Mr. Kontos or persons under his control) or group acting in concert acquires beneficial ownership of more than 50% of the voting stock of the Company and the control so acquired is exercised in any manner, (ii) during a two year period persons who at the beginning of the period who constitute the Board of Directors and any new director whose election was approved by at least 2/3 of the directors then still in office, cease for any reason to constitute a majority of the Board of Directors, or (iii) the Company or a subsidiary of the Company merges, consolidates or engages in a similar transaction, other than a transaction where voting securities of the Company outstanding prior to this transaction continue to represent 75% of the combined voting power of the voting securities of the Company or the surviving entity, or the stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets.

During the fiscal year ended May 31, 1997, the three highest salaried executives received cash bonuses pursuant to The Sherwood Group, Inc. 1996 Executive Incentive Award Plan ("Incentive Plan"). Only three participants (other than the Chief Executive Officer of the Company) with the highest base salary for an Award Period were eligible for the receipt of an Incentive Award. Generally, the Award Period was the Company's fiscal year. The Incentive Plan was administered by the Compensation Committee. Participating senior executives could not receive an Incentive Award in excess of 25% of the Compensation Pool (as defined), and the participating senior executive with the highest base salary could not receive an Incentive Award in excess of 50% of the Compensation Pool. The Compensation Pool was 4.25% of "Net Income" for an Award Period where "Net Income" meant consolidated pre-tax net income of the Company after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or the cumulative effects of changes in accounting principles and not taking into account the payment or accrual of the Incentive Awards under the Incentive Plan. Messrs. Neumann and Dennis Marino were participants in the Incentive Plan for the fiscal year ended May 31, 1997. The Incentive Plan was terminated by the Board of Directors effective June 1, 1997 and was not applicable to bonuses paid to executives with respect to the fiscal years ended May 31, 1998 and 1999.


Compensation of Directors

Independent directors are paid at a rate of $18,000 annually plus $1,000 for each committee meeting attended. Directors who are not employees of the Company or its subsidiaries also receive a one-time option to acquire 5,000 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the date the option is granted.

Option Grants in Last Fiscal Year

Shown below is information with respect to the options to purchase Common Stock granted to the Chief Executive Officer and the named executive officers of the Company during the fiscal year ended May 31, 1999.

                        Option Grants In Last Fiscal Year

                                                                                                           Potential Realizable
                                                                                                          Value at Assumed Annual
                                                                                                           Rates of Stock Price
                                         Individual Grants                                                Appreciation for Option
                                                                                                                   Term
-----------------------------------------------------------------------------------------------------    --------------------------
                             Number of        % of Total
                            Securities     Options Granted
                            Underlying     to Employees in    Exercise or Base
                              Options        Fiscal Year           Price             Expiration
          Name              Granted (#)                            ($/Sh)               Date              5% ($)        10% ($)
          ----              -----------   ----------------      --------------        ---------          ------        -------

Arthur Kontos                     0                0%


Dennis Marino                 2,300              .24           $22.50 (1)             2/8/2009         $   32,545     $   82,476
                             17,360             1.84            60 1/16 (2)          4/20/2009            655,739      1,661,771


Thomas W. Neumann             2,300              .24           $22.50 (1)             2/8/2009             32,545         82,476
                             17,360             1.84            60 1/16 (2)          4/20/2009            655,739      1,661,771

Richard J. Marino                 0                0

James Romano                  2,300              .24           $22.50 (1)             2/8/2009             32,545         82,476
                             17,360             1.84            60 1/16 (2)          4/20/2009            655,739      1,661,771

Denise Isaac                  2,300              .24           $22.50 (1)             2/8/2009             32,545         82,476
                             17,365             1.84            60 1/16 (2)          4/20/2009            655,928      1,662,250


(1) Options granted become exercisable with respect to one-third of the shares on each of the first, second and third anniversary of the date of grant of the options (February 9, 1999).

(2) Options granted become exercisable with respect to one-third of the shares on each of the first, second and third anniversary of the date of grant of the options (April 21, 1999).

Option Exercises and Fiscal Year-End Values

Shown below is information with respect to the exercise of options to purchase Common Stock by the Chief Executive Officer and the named executive officers and unexercised options to purchase shares of Common Stock granted to the Chief Executive Officer and such named executive officers.

          Aggregated Option Exercises In Fiscal Year Ended May 31, 1999
                          And May 31, 1999 Option Value

                                                                  Number of Unexercised            Value of Unexercised
                                                                       Options at                  In-the money Options
                            Number of Shares        Value            Fiscal Year-End              At Fiscal Year-End (1)
        Name             Acquired on Exercise     Realized      Exercisable  Unexercisable       Exercisable Unexercisable


Arthur Kontos, Vice                0                   0          197,387                 0      $9,267,339              $0
Chairman of the Board,
President and Chief
Executive Officer of
the Company

Dennis Marino                      0                   0           39,632            22,994       1,794,471         230,013
Executive Vice
President and Chief
Administrative Officer
of the Company;
President and Chief
Executive Officer of
NDB.com

Thomas W. Neumann                  0                   0           82,040            22,994       3,756,271         230,013
Executive Vice
President of the
Company, President and
Chief Executive
Officer of Sherwood
Securities

Richard J. Marino                  0                   0           10,169                 0         455,063               0
Former Director and
Chairman of the Board
of Sherwood Securities

James Romano                       0                   0           11,666            27,994         540,387         463,138
Executive Vice
President, Capital
Markets of Sherwood
Securities

Denise Isaac                       0                   0            9,666            26,999         450,137         418,013
Executive Vice
President and
Treasurer of the
Company


(1)  Based on the  difference  between the exercise  price of the options and the closing price of the Common Stock on the New York Stock Exchange on May 31, 1999.

             Compensation Committee Report On Executive Compensation

General

The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder.

Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of the Company's President and Chief Executive Officer and other named executive officers in this Proxy Statement for the fiscal year ended May 31, 1999.

Members of the Compensation Committee during the fiscal year ended May 31, 1999 were John P. Duffy and James H. Lynch, Jr.

As part of the sale of Equitrade Partners, L.L.C. to a subsidiary of SLK, the Company redeemed a .01% interest in Equitrade Partners, L.L.C. held by John
P. Duffy for $1,130.09 in cash. See "Certain Relationships and Related Transactions".


Compensation Philosophy

The Company's compensation philosophy focuses on providing executives with annual compensation that rewards individual performance during the year, and provides incentives to executives to improve the long-term performance of the Company. By paying competitive base salaries to executive officers, and making a significant portion of their compensation contingent on their performance during the year, the Company seeks to provide executives with significant incentives to promote the interests of the Company and its stockholders.

Salaries. Consistent with its compensation philosophy, the Company has paid competitive base salaries to its salaried officers and has supplemented these salaries with performance-based bonuses. Traders generally receive no base salaries, and are compensated on a commission basis with a minimum guarantee. In making decisions with respect to the base salaries of executive officers for the fiscal year ended May 31, 1999, the committee considered the performance of each of the individuals in question during the prior year, the Company's results of operations for the fiscal year ended May 31, 1999 and the responsibilities of the executive officers. In keeping with its desire to base much of the compensation of the Company's executives on performance during the year, the committee generally determined to make only modest changes in the base salaries of certain executives, and to maintain salaries for most executive officers at the same level as the prior year.

Bonuses. The discretionary bonuses paid to the Company's officers with respect to the fiscal year ended May 31, 1999 were determined primarily by reference to the Company's financial performance for the fiscal year and by reference to the volume of business generated by them or under their direction during the fiscal year. The performance of the Company's President and Chief Executive Officer is measured primarily by reference to the Company's financial performance for the fiscal year and his bonus is determined by a formula contained in the CEO Bonus Plan.

Equity Based Compensation

The Compensation Committee granted non-qualified stock options to executive officers of the Company both to incentivise them to increase their ownership of Common Stock and as a retention device, as the options have a three year vesting schedule.

Chief Executive Officer Compensation

The compensation arrangements for Mr. Kontos with respect to the fiscal year ended May 31, 1999 were based on the Company's compensation philosophy. The Compensation Committee determined not to make any adjustments to Mr. Kontos' base salary for the year, in an effort to provide Mr. Kontos with additional incentives to continue to improve the Company's performance. Mr. Kontos' bonus with respect to the fiscal year ended May 31, 1999 was determined in accordance with the provisions of the CEO Bonus Plan.

                                                      THE COMPENSATION COMMITTEE


                                                      James H. Lynch, Jr.
                                                      John P. Duffy


Indemnification of Directors and Executive Officers

The Company has entered into indemnification agreements with its directors and executive officers which obligate the Company to indemnify the directors or officers for all expenses (including attorney fees) and costs, judgments, fines and settlement amounts paid or incurred by them in connection with claims, actions and proceedings in which they are parties, witnesses and subjects as a result of their activities on behalf of the Company, including, but not limited to, their activities as directors and officers of the Company and its subsidiaries. Pursuant to the agreements, the directors or executive officers will be indemnified to the extent permitted under Delaware law. The agreements cover all indemnified claims and proceedings brought within ten years after the resignation of the director or executive officer from all positions held as a director, officer or otherwise on behalf of the Company. The agreements may provide indemnity to or limit liability of directors or executive officers for events that occurred prior to the date of the agreement. However, the enforceability of these retroactive provisions has not been determined under Delaware law.


Stock Option Plans

In August 1995, the Board of Directors adopted The Sherwood Group, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") which plan was approved by the stockholders at the 1995 Annual Meeting of Stockholders. Under the 1995 Stock Option Plan, 767,200 shares of Common Stock were authorized for issuance for the granting of options and stock appreciation rights. In August 1997, the Board of Directors amended the 1995 Stock Option Plan to allow for an additional 420,000 shares of Common Stock to be authorized for issuance for the granting of options and stock appreciation rights. This amendment was approved by the stockholders at the 1997 Annual Meeting of Stockholders. The maximum number of shares subject to stock options that may be granted to any one optionee during any calendar year under the 1995 Stock Option Plan may not exceed 300,000 shares. The 1995 Stock Option Plan provides for the granting of both incentive and non-incentive stock options and stock appreciation rights which may be issued in connection with a stock option. At May 31, 1999, 163,930 shares were available for future grant under the 1995 Stock Option Plan. Options covering 531,600 shares of Common Stock were granted by the Company under the 1995 Stock Option Plan during the fiscal year ended May 31, 1999.

On April 21, 1999, the Board of Directors adopted the National Discount Brokers Group, Inc. 1999 Non-Qualified Stock Option Plan (the "1999 Plan"). The 1999 Plan covers 1,000,000 shares of Common Stock and provides for the granting of non-qualified stock options to employees, independent contractors, agents and consultants of the Company and its subsidiaries. At May 31, 1999, 250,000 shares were available for future grant under the 1999 Plan. Options covering 750,000 shares of Common Stock were granted by the Company under the 1999 Stock Option Plan during the fiscal year ended May 31, 1999. No participant may be awarded options exceeding in the aggregate of 125,000 shares of Common Stock.

401(k) Plan

In April 1992, the Company formed the Sherwood Securities Corp. 401(k) Plan (the "401(k) Plan") which is a profit sharing plan qualified under Section 401(k) of the Code. Under the terms of the 401(k) Plan, all employees of the Company and its subsidiaries employed on February 1, 1992 were immediately eligible to participate. All other employees are eligible to participate in the 401(k) Plan after completing six months of service and attaining age 21. Employees may elect to have deductions made from their salaries and contributed to the 401(k) Plan. In addition, the Company may make matching contributions to the 401(k) Plan in such amounts as may be determined in the discretion of the Board of Directors. During the fiscal year ended May 31, 1999, there was a discretionary Company contribution to the 401(k) Plan of $93,115. Voting rights with respect to shares of Common Stock held in the 401(k) Plan are voted by the participants in the 401(k) Plan to which shares of Common Stock are credited.

Sabbatical Program

All full time employees of the Company or its subsidiaries who have completed five years of employment may take a four week (three months in the case of members of the Executive Committee of the Company) paid sabbatical. Such sabbatical must be taken within one year after the employee's fifth anniversary. Sabbaticals may also be taken for each subsequent five-year period of employment completed. In addition, Sherwood Securities has usually assumed any trading losses incurred in a trader's account during a trader's sabbatical.



                 Certain Relationships And Related Transactions

Thomas Neumann. On March 24, 1993, the Company loaned to Thomas Neumann and his wife the sum of $600,000 pursuant to the terms of a Secured Note, a Mortgage and Security Agreement and a Construction Loan Agreement. The loan bears interest at the rate of 5% per annum. On or before August 15, 1994 and on each August 15 thereafter during the term of the loan, Mr. Neumann is obliged to make annual payments of principal and interest in the aggregate amount of $40,000. Such payments have been made as scheduled. On July 23, 1997, the foregoing loan was converted into a loan of $378,544 secured by shares of Common Stock owned by Mr. Neumann and bearing a rate of 5% per annum and containing the same amortization requirement. In February, 1999, Mr.
Neumann repaid this loan.

Spear, Leeds & Kellogg, L.P. Each of Sherwood Securities and Equitrade Partners, L.L.C. (a former affiliate of the Company) cleared certain of their securities transactions with SLK. During the Company's 1999 fiscal year, the Company and its subsidiaries paid fees in the aggregate amount of $2,353,302 to SLK in connection with clearing activities performed by SLK. On June 18, 1999, the Company and one of its wholly owned subsidiaries sold 46.845% of membership interests in Equitrade Partners, L.L.C. (a NYSE specialist) to a subsidiary of SLK for approximately $100 million of which $15 million was used by the Company to repay a loan of $15 million from SLK to the Company. The sale price for the Company's and its subsidiaries' membership interests in Equitrade Partners, L.L.C. was determined by the Board of Directors and the Audit Committee of the Board of Directors. The sale price consisted primarily of a return of the capital of Equitrade Partners, L.L.C. allocated to the Company and its subsidiary, the repayment of loans from the Company and one of its subsidiaries to Equitrade Partners, L.L.C., the fair market value of seats on The New York Stock Exchange determined by reference to their current bid and ask for such seats and a premium which was determined based upon among other things, valuations derived from acquisitions of national and regional broker dealers and other precedential acquisitions. On December 31, 1998, the Company borrowed $15 million from SLK at an interest rate of 6% per annum with an original maturity date of six months which was subsequently extended to the date of the sale of Equitrade Partners, L.L.C. to a subsidiary of SLK or eighteen months after termination of the sale agreement. From time to time, the Company has entered into short-term borrowing facilities with SLK for the purpose of financing trading positions. Mr. Peter R. Kellogg, a holder of the Common Stock identified under the heading "Voting Securities and Principal Holders Thereof", is a senior managing director of SLK. Charles Kirkland Kellogg, a director of the Company, is the son of Peter R. Kellogg.


Ralph N. Del Deo. Mr. Del Deo is a senior partner in the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C., which performs legal services for the Company, and certain of its subsidiaries.




                               Company Performance

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Dow Jones Securities Brokers Index ("D J Brokers Index"). The graph assumes that the value of the investment in the Common Stock and each index was $100 at May 31, 1994 and that all dividends, if any, were reinvested.



COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG THE SHERWOOD GROUP, INC. THE S & P 500 INDEX
AND THE DOW JONES SECURITIES BROKERS INDEX


                                                                             Cumulative Total Return
                                                    5/94          5/95          5/96          5/97          5/98          5/99
                                               ------------------------------------------------------------------------------------

National Discount Brokers Group, Inc.                100            96           151           174           158           653

S & P Composite 500                                  100           120           154           200           261           316

Dow Jones Securities Brokers                         100           118           151           231           385           561


* $100 invested on 5/31/94 in stock or index including reinvestment of dividends.
   Fiscal year ending May 31.














PROPOSAL 2.    APPROVAL OF THE 2000 NATIONAL DISCOUNT BROKERS GROUP, INC.
               COMPENSATION PLAN

         At the Meeting, the holders of the Common Stock will be asked to vote upon a proposal to approve the 2000 National Discount Brokers Group, Inc. Compensation Plan (the "Plan") to provide for the issuance of up to 800,000 shares of Common Stock in the form of awards, stock options, or stock appreciation rights. The Plan is attached as Exhibit A to this Proxy Statement. The closing price of the Common Stock on September 1, 1999 was $31 1/4 per share.

Reasons For The Proposal

         The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's officers and employees, independent contractors, agents and consultants, thereby continuing to align the interests of such employees and consultants with those of stockholders, and that awards under the Plan are an effective means of providing such compensation. In order to continue to grant stock-based incentive compensation in the future, it is necessary to adopt the Plan.

Description Of The Plan

         The following is a summary of the Plan. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of the Plan is to provide an additional incentive to employees, independent contractors, agents and consultants of the Company and its subsidiaries, to aid in attracting and retaining employees, independent contractors, agents and consultants and to closely align their interests with those of stockholders. The Plan would authorize the granting of stock awards, options and stock appreciation rights of up to 800,000 shares of Common Stock, subject to adjustment in the event of mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other change in the corporate structure or capitalization affecting the Company's issued Common Stock.

Administration. The Plan will be administered by a committee (the "Committee") of at least two directors who are Non-Employee Directors as such term is defined in Rule 16b-3 of the Exchange Act and outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), presently the Compensation Committee. In administering the Plan, the Committee has the power to interpret its provisions and to promulgate, amend, and rescind rules and regulations for its administration, to select individuals to receive grants, and to determine the terms and provisions of grants of stock awards, options and stock appreciation rights.

Stock Awards. The Plan provides for the granting of awards of Common Stock ("Awards") to any employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant for the Company or its subsidiaries, but not any director of the Company who is not an employee of the Company or its subsidiaries. Awards may contain such terms and conditions as the Committee may determine, including but not limited to, vesting requirements and payment of consideration to the Company.

Option Grants. The Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO") and in connection with such options the granting of stock appreciation rights (an "SAR"). NQO's and ISO's are referred to as "Options". NQO's and SAR's may be issued to any employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISO's may be issued to employees and officers of the Company and its subsidiaries, but not to any independent contractor, agent or consultant. The Committee also determines the times at which Options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which Options will expire. In the event of a tender offer for more than 25% of the Company's outstanding stock, or a "change in control" (as defined in the Plan) of the Company, all outstanding Options become immediately exercisable. The fair market value of the stock with respect to which ISO's under the Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under
Section 162(m) of the Code and so any compensation expense generated by the exercise of such an Option would not be deductible by the Company if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

Options may be exercised by the payment of the exercise price in cash, Common Stock or a combination thereof. The Committee may make a loan for the purpose of exercising any Option granted under the Plan to an optionee in an amount not to exceed 100% of the purchase price of the shares acquired upon exercise of the Options. The loan must be secured by a pledge of shares of the Company having an aggregate purchase price equal to or greater than the amount of the loan.

Stock Appreciation Rights. The Plan permits the Committee to grant SAR's in connection with any Option granted under the Plan. SAR's enable an optionee to surrender an Option and to receive a payment in cash or Common Stock, as determined by the Committee, equal to the difference between the fair market value of the Common Stock on the date of surrender of the related Option and the option price.

The Committee has not made any determination with respect to grants of Awards, Options or SAR's to employees in the future. As of August 26, 1999, the Company had 7 executive officers, and approximately 704 employees who are not executive officers who could potentially qualify for grants of Awards, Options and SAR's under the Plan.

Termination of Employment. Unless otherwise provided by the Committee, the following rules apply to all Options. Options expire immediately if an employee is terminated for cause. If termination of employment is voluntary or involuntary without cause, Options expire three months after termination. In the event of an employee's death within such three-month period, the employee's estate may exercise the Option for the number of shares for which it is exercisable at the date of termination, for one year after death but in no event beyond the expiration dates of the Option. An Option outstanding at the time an employee retires under a Company retirement plan or becomes disabled is exercisable within one year of termination for disability in the case of an ISO or within three months of termination in the case of an ISO to the extent the ISO is exercisable at termination and in the case of a NQO may be exercisable at any time to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company or a subsidiary thereof, but in no event after the expiration of the option period. If an employee dies while employed, the employee's estate may exercise the Option exercisable at the date of termination of employment for up to three years after death (one year in the case of voluntary or involuntary without cause termination of employment), but in no event beyond the expiration dates of the Option to the extent the Option was exercisable at the employee's date of death. If the employee dies within three months after voluntary termination of employment without cause, each Option held by the employee may be exercised by his or her estate or his or her beneficiary at any time within a period of one year after death (but not after the expiration of the option period) to the extent exercisable at the date of termination. Unless otherwise determined by the Committee, Stock Awards will terminate when the employee's employment terminates for any reason.

Income Tax Consequences. Under present law the federal income tax treatment of Awards, Options and SAR's under the Plan is generally as follows:

Awards. A person receiving an Award will realize income when the Award vests. Any compensation includable in the gross income of an employee with respect to an Award will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the recipient of an Award recognizes compensation income. Upon subsequent sale of the stock covered by an Award, any amount realized in excess of the amount recognized as compensation will constitute a capital gain. A recipient may make an election under Section 83(b) of the Code within thirty (30) days after the date of grant of an Award, in which case the recipient would recognize income on the date of grant rather than the date of vesting of the Award.

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as long-term capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock).

If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a long-term capital gain if the optionee holds the shares for more than one year from the date of exercise.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a NQO. Upon the exercise of an NQO, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a long-term capital gain if the optionee holds the shares for more than one year from the date of exercise.

In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b) and the gain realized from such exercise is subject to forfeiture pursuant to Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

If an optionee exercises an Option by tendering Company stock in payment of the option price the optionee will be deemed to exchange the number of previously owned shares (e.g., 50 shares) for an identical number of new shares (e.g., 50 shares). This deemed exchange of previously owned Company stock for new Company stock should be eligible for nonrecognition treatment under Section 1036 of the Code as an exchange of common stock for common stock in the same corporation. With regard to the additional number of new Company shares (e.g., the excess over 50 shares) that an optionee receives pursuant to the exercise of the Option, an optionee will be deemed to have acquired them without paying consideration. If such extra shares are issued pursuant to a NQO, the fair market value of such extra shares will be included in the optionees' income as compensation income and the Company will be allowed a corresponding deduction. If such extra shares are issued pursuant to an ISO, no income on the exercise of such Options will be recognized by the optionee, and the Company will not be allowed a compensation deduction. The optionee's basis in the new shares deemed exchanged for old shares will be equal to the optionee's basis in the surrendered old shares, and the optionee's holding period in such new shares will include his or her holding period in the old shares. The optionee's basis in the additional (or excess) new shares received will equal the amount that the optionee included in income with respect to those shares (their fair market value for stock issued pursuant to a NQO; zero for stock issued pursuant to an
ISO), and the optionee's holding period in such additional shares will start as of the date of acquisition.

Stock Appreciation Rights. SAR's will not result in taxable income upon grant. Upon exercise, the optionee will realize ordinary income in an amount equal to the cash and/or the fair market value of any shares received which amount will be subject to appropriate income and employment taxes. The Company will be entitled to a corresponding compensation deduction.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of Awards, Options or SAR's or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his or her other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Plan should consult with his or her own tax adviser concerning the tax consequences of the grant, exercise and surrender of such Awards, Options or SAR's and the disposition of any stock acquired pursuant to the exercise of such Awards, Options or SAR's.

Amendments. The Board of Directors may amend the Plan at any time, but may not, without prior shareholder approval, increase the aggregate number of shares that may be issued thereunder (except as provided in the Plan), materially increase the benefits to participants or materially modify the requirements as to eligibility for participation in the Plan.

Termination.  The Plan terminates by its terms on September 1, 2009.

Vote Required

Pursuant to The New York Stock Exchange stockholder approval policy, the affirmative vote of a majority of the outstanding shares of Common Stock voted in person or by proxy at the Meeting is required for approval of the Plan.

The Board of Directors recommends a vote "FOR" the Plan.



PROPOSAL 3  RATIFICATION AND APPROVAL OF THE APPOINTMENT
            OF INDEPENDENT AUDITORS

The Company, subject to stockholder ratification, has selected PricewaterhouseCoopers LLP to serve as its independent auditors for the fiscal year ending May 31, 2000. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Company may reconsider its selection.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of the appointment of auditors.

On February 12, 1999, KPMG LLP, the previous independent auditor for the Company, resigned. The report of KPMG LLP on the financial statements of the Company for the years ended May 31, 1997 and 1998 did not contain an adverse opinion or disclaimer nor were they qualified or modified as to uncertainty, audit scope, or accounting principles nor were there any disagreements between KPMG LLP and the Company regarding accounting principles or practices. The decision to accept the resignation of KPMG LLP was reviewed and recommended to the Board by the Audit Committee.

The Board of Directors recommends a vote "FOR" ratification and approval of the appointment of PricewaterhouseCoopers LLP as independent auditors.



Stockholder Proposals For Next Annual Meeting

Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 10 Exchange Place Centre, Jersey City, New Jersey 07302, on or before May 13, 2000, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

Expenses Of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

Other Matters

The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                              By Order of the Board of Directors


                                              Frank E. Lawatsch, Jr.
                                              Secretary

Dated:  September 9, 1999

                                    EXHIBIT A

                   2000 NATIONAL DISCOUNT BROKERS GROUP, INC.

                                COMPENSATION PLAN

SECTION 1.  PURPOSE

         The purpose of the 2000 National Discount Brokers Group, Inc. Compensation Plan (the "Plan") is to provide an additional incentive to employees, independent contractors, agents and consultants of National Discount Brokers Group, Inc. (the "Company") and its Subsidiaries, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders.

SECTION 2.  DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Grantee's death. If, upon a Grantee's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Grantee's estate.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Change in Control". A change in control of the Company shall be deemed to have occurred if, over the initial opposition of the then-incumbent Board (whether or not such Board ultimately acquiesces therein), (i) any person or group of persons (excluding the Company, its affiliates, any benefit plan maintained by the Company or its affiliates, and any underwriter temporarily holding securities pursuant to an offering of such securities) shall acquire, directly or indirectly, stock of the Company having at least 25% of the combined voting power of the Company's then-outstanding securities, or (ii) Continuing Directors (as hereinafter defined) no longer constitute at least a majority of the members of the Board. "Continuing Director" shall mean any individual who is a member of the Board on August 31, 1999 or is designated as a Continuing Director by a majority of the Continuing Directors on the Board at or prior to such person's initial nomination or election to the Board.

         (d) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, as it or they may be amended from time to time.

         (e) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of two or more members of the Board who are "non-employee directors" as such term is defined in Rule 16b-3 of the Exchange Act, as from time to time in effect and are "outside directors" as defined under Section 162(m) of the Code.

         (f) "Date of Exercise" shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

         (g) "Employee" shall mean any employee, including any officer of the Company or any of its Subsidiaries, or any other person, who is an independent contractor, agent or consultant of the Company or any of its Subsidiaries, and excluding any director of the Company who is not otherwise an employee of the Company or any of its Subsidiaries. In addition, a person who has accepted employment by the Company or any of its Subsidiaries is eligible to be granted a Stock Award, a Stock Option and/or a Stock Appreciation Right under the Plan; provided, however, that such Stock Award, Stock Option or Stock Appreciation Right shall be cancelled if such person fails to commence such employment and no payment of value may be made in connection therewith until such person has commenced such employment. For the purposes of any provision of this Plan relating to Incentive Stock Options, the term "Employee" shall be limited to mean any employee (as that term is defined under Code Section 3401(c)) or officer of the Company or any of its Subsidiaries, but not any person who is merely an independent contractor, agent or consultant of the Company or any of its Subsidiaries.

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Stock shall be the mean of the highest and lowest selling prices of the Stock as reported on the Composite Tape for securities traded on the New York Stock
Exchange on the date value is to be determined (or the last immediately preceding date on which the Stock was traded).

         (j) "Grantee" shall mean an Employee granted a Stock Option or a Stock Award.

         (k) "Granting Date" shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock or a Stock Award to a specified Employee.

         (l) "Incentive Stock Option" shall mean a Stock Option granted under the Plan which is properly qualified under the provisions of Section 422 of the Code.

         (m) "Nonqualified Stock Option" shall mean a Stock Option granted within the Plan which is not an Incentive Stock Option or otherwise qualified under similar tax provisions.

         (n) "Stock" shall mean the Common  Stock,  as par value $.01 per share,
of  the  Company,   or  such  other   securities  as  may  be  substituted   (or
resubstituted) for the Stock pursuant to Section 10.

         (o) "Stock Appreciation Right" shall mean a right granted pursuant to the Plan to receive Stock, cash, or a combination thereof, upon the surrender of the right to purchase all or part of the shares of Stock covered by a Stock Option.

         (p) "Stock Award" shall mean a grant under the Plan of an award of Stock to an Employee.

         (q) "Stock Option" shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan to purchase shares of Stock.

         (r)  "Subsidiary"  shall mean any subsidiary  corporation as defined in
Section 424 of the Code.

SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN

         Subject to adjustment pursuant to Section 10, 800,000 shares of Stock shall be reserved for issuance upon the exercise of Stock Options granted pursuant to this Plan or granted as Stock Awards. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury. If any Stock Awards or Stock Options expire or terminate without having been vested or exercised, the shares of Stock covered by such Stock Award or Stock Option shall become available again for the grant of Stock Awards or Stock Options hereunder. Similarly, if any Stock Options are surrendered for cash pursuant to the provisions of Section 7, the shares of Stock covered by such Stock Options shall also become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Stock Awards or Stock Options hereunder.

SECTION 4.  ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Awards, Stock Options and Stock Appreciation Rights, and to make all other determinations necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Grantees, transferees under Section 12(g) hereof or other persons claiming rights from or through a Grantee, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Stock Options, Stock Awards or Stock Appreciation Rights granted to Grantees subject to Section 16 of the Exchange Act in respect of the Company and will not cause Stock Options, Stock Awards or Stock Appreciation Rights intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

         (b) It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws. If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

(c) Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

         (d) The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

SECTION 5.  GRANTING OF STOCK OPTIONS

         (a) Only Employees shall be eligible to receive Stock Options under the Plan. Directors of the Company who are not also employees of the Company or one of its Subsidiaries shall not be eligible for Stock Options.

         (b) The option price of each share of Stock subject to an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of the Stock on the Granting Date.

         (c) The option price of each share of Stock subject to a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date, or such other price either greater than or less than the Fair Market Value (but in no event less than the par value of the Stock) as the Committee shall determine appropriate to the purposes of the Plan and to the Company's total compensation program.

         (d) The Committee shall determine and designate from time to time those Employees who are to be granted Stock Options and whether the particular Stock Options are to be Incentive Stock Options or Nonqualified Stock Options, and shall also specify the number of shares of Stock covered by and the option price per share of each Stock Option. Each Stock Option granted under the Plan shall be clearly identified as to its status as a Nonqualified Stock Option or an Incentive Stock Option.

         (e) The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto; but each Stock Option shall expire not later than ten years from the Granting Date.

         (g) The Committee shall have the authority to grant both transferable Nonqualified Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Nonqualified Stock Options to provide for transferability. Each transferable Nonqualified Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Nonqualified Stock Option is granted or is otherwise amended to provide for transferability.

         (h) Stock Options may be granted to an Employee who has previously received Stock Awards, Stock Options, Stock Appreciation Rights or other options whether such prior Stock Options, Stock Awards or Stock Appreciation Rights or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are canceled in connection with the issuance of new Stock Options, Stock Awards or Stock Appreciation Rights.

         (i) Subject to adjustment pursuant to Section 10, the aggregate number of shares of Stock subject to Stock Options granted to an Employee under the Plan during any calendar year shall not exceed 300,000 shares.

         (j) Notwithstanding the foregoing, the option price of an Incentive Stock Option in the case of a Grantee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, will not be less than one-hundred-ten percent (110%) of the Fair
Market Value of the Stock at the Granting Date and in the case of such a Grantee, the Incentive Stock Option may be exercised no more than five years after the Granting Date.

SECTION 6.  EXERCISE OF STOCK OPTIONS

         (a) Except as provided in Section 9 or 12(g), no Stock Option may be exercised at any time unless the Grantee is an Employee on the Date of Exercise and, in the case of holders of Incentive Stock Options, has been an Employee at all times during the period beginning on the Granting Date and ending on the day 3 months before the date of such exercise.

         (b) The Grantee shall pay the option price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

         (c) Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority ("its designee"), the Company may loan to the Grantee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares of Stock acquired upon exercise of a Stock Option, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee or its designee. Such promissory note shall be secured by the pledge to the Company of shares of Stock having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. A Grantee shall have, as to such pledged shares of Stock, all rights of ownership including the right to vote such shares of Stock and to receive dividends paid on such shares of Stock, subject to the security interest of the Company. Such shares of Stock shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however that shares of Stock subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares of Stock, subject to the terms and conditions of this Plan relating to the surrender of shares of Stock in payment of the exercise price of an option. In such event, that number of the newly purchased shares of Stock equal to the shares of Stock previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the Grantee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares of Stock. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

SECTION 7.  STOCK APPRECIATION RIGHTS

         (a) The Committee may grant to any Employee, Stock Appreciation Rights in connection with any Stock Option. Stock Appreciation Rights may be granted at the time the related Stock Option is granted or at any time thereafter up to six months prior to the expiration of the related Stock Option.

         (b) Stock Appreciation Rights shall be exercisable at such times and to the extent that the related Stock Option shall be exercisable and only to the extent the Stock Appreciation Right has a positive value, unless the Committee specifies a more restrictive period.

         (c) Upon the exercise of a Stock Appreciation Right, the Grantee shall surrender the related Stock Option or a portion thereof and shall be entitled to receive payment of an amount determined by multiplying the number of shares as to which the Stock Option rights are surrendered by the difference obtained by subtracting the exercise price per share of the related Stock Option from the Fair Market Value of a share of Stock on the Date of Exercise of the Stock Appreciation Right.

         (d) Payment of the amount determined under Section 7(c) shall be made in Stock, in cash, or partly in cash and partly in Stock as the Committee shall determine in its sole discretion.

SECTION 8.  GRANTING OF STOCK AWARDS

(a) Only Employees shall be eligible to receive Stock Awards under the Plan. Directors of the Company who are not also employees of the Company or one of its Subsidiaries shall not be eligible for Stock Awards.

(b) The Committee shall determine and designate from time to time those Employees who are to be granted Stock Awards and the terms and conditions of the Stock Awards, including the number of shares of Stock subject to the Stock Award, vesting provisions and the rights of a Grantee of the Stock Award with respect to the Stock until the Stock Award fully vests.


(c) During the period prior to vesting of a Stock Award, the Grantee of the Stock Award shall have the right to vote, or give written consent as a stockholder with respect to, the shares of Stock subject to the Stock Award. Subject to the provisions of the Plan, the Committee shall have the power to determine whether Grantees shall have the right to receive dividends distributed with respect to the shares of Stock subject to the Stock Award and other rights of a stockholder with respect to the Stock subject to the Stock Award. Until vested, shares of Stock subject to a Stock Award may be held in custody under terms and conditions specified by the Committee. Except as provided by the Committee pursuant to Section 12(g) with respect to a Stock Award, a Grantee may not sell, transfer, hypothecate, pledge, margin or otherwise dispose of interests in or otherwise encumber shares of Stock subject to a Stock Award until the Stock Award vests.

(d) Subject to adjustment pursuant to Section 10, the aggregate number of shares of Stock granted to an Employee during any calendar year shall not exceed 50,000 shares.

(e) Except as otherwise determined by the Committee, upon termination of employment during the period when a Stock Award has not vested, Stock subject to a Stock Award that is not at that time vested shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any agreement reflecting a Stock Award, or may determine in any individual case, that restrictions or forfeiture conditions relating to the Stock subject to a Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of the Stock subject to a Stock Award.

(f) Stock subject to a Stock Award granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing such Stock are registered in the name of the Grantee, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Stock, that the Company retain physical possession of the certificates, and that the Grantee deliver a stock power to the Company, endorsed in blank, relating to the Stock.

         (g) As a condition to the grant of a Stock Award, the Committee may require that any cash dividends paid on Stock subject to the Stock Award be automatically reinvested in additional shares of Stock. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Stock subject to the Stock Award with respect to which such shares of Stock or other property have been distributed.


SECTION 9.  TERMINATION OF EMPLOYMENT

         Except as otherwise provided by the Committee at the time the Stock Option or Stock Award is granted or any amendment thereto, if a Grantee ceases to be an Employee then:

         (a) if termination of employment is voluntary or involuntary without cause, (i) all Stock Awards of such Grantee shall be cancelled as of the date of termination to the extent then unvested and (ii) such Grantee may exercise each Stock Option held by the Grantee within three months after such termination (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which are purchasable pursuant to its terms at the date of termination;

         (b) if termination is for cause, all Stock Options and Stock Awards held by such Grantee shall be canceled as of the date of termination;

         (c) subject to the provisions of Section 9(e), if termination is (i) by reason of retirement at a time when such Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Subsidiary, or (ii) by reason of disability, each Nonqualified Stock Option held by such Grantee may be exercised by such Grantee at any time (but not after the expiration date of the Nonqualified Stock Option) and each Incentive Stock Option held by such Grantee may be exercised by such Grantee within one year of such termination for disability and three months after such termination for retirement (but not after the expiration date of the Incentive Stock Options) in each case to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

         (d) if termination is by reason of the death of such Grantee, each Stock Option held by such Grantee may be exercised by such Grantee's estate, or by any person who acquires the right to exercise the Stock Option by reason of such Grantee's death, at any time within a period of three years after death (but not after the expiration date of the Stock Option) to the extent of the total number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; or

         (e) if such Grantee should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 9(a), each Stock Option held by such Grantee may be exercised by such Grantee's estate, or by any person who acquires the right to exercise by reason of such Grantee's death, at any time within a period of one year after death (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination.

SECTION 10.  ADJUSTMENTS

         Except as provided in this Section, in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Stock, there shall be an appropriate adjustment made by the Board in the number and kind of shares that may be granted in the aggregate and to individual Employees under the Plan, the number and kind of shares subject to each outstanding Stock Award, Stock Option and Stock Appreciation Right and the option prices. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Stock Options or Stock Awards hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all of the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all Stock Options and Stock Awards theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of Stock Options and Stock Awards theretofore granted, or the substitution for such Stock Awards of awards covering the stock of a successor employer corporation, or a parent or a subsidiary thereof and the substitution for such Stock Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Stock Options and Stock Awards theretofore granted shall continue in the manner and under the terms so provided; provided, however that unless provision is made for substitution of Stock Awards and Stock Options as provided above, such Stock Options shall be fully exercisable immediately prior to the termination thereof and Stock Awards shall vest immediately prior to the termination thereof. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

SECTION 11.  TENDER OFFER; CHANGE IN CONTROL

         (a) A Stock Option shall become immediately exercisable to the extent of the total number of shares of Stock subject to the Stock Option and a Stock Award shall immediately vest in full in the event of (i) a tender offer by a person or persons other than the Company for all or any part of the outstanding Stock if, upon consummation of the purchases contemplated, the offeror or offerors would own, beneficially or of record, an aggregate of more than 25% of the outstanding Stock, or (ii) a Change in Control of the Company.

         (b) The Committee may authorize the payment of cash upon the exercise of a Stock Appreciation Right during a period (i) beginning on the date on which a tender offer as described in (a), above, is first published or sent or given to holders of Stock and ending on the date which is seven days after its termination or expiration, or (ii) beginning on the date on which a Change in Control of the Company occurs and ending on the twelfth business day following such date.

SECTION 12.  GENERAL PROVISIONS

         (a) Each Stock Option, Stock Appreciation Right and Stock Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option, Stock Appreciation Right or Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee's employment at any time.

         (c) Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange;

                  (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee may, in its discretion upon the advice of counsel, deem necessary or advisable; and

                  (iii) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee may, in its discretion upon the advice of counsel, determine to be necessary or advisable.

         (d) The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. In case distributions are made in shares of Stock, the Company shall have the right to retain the value of sufficient shares of Stock to equal the amount of tax to be withheld for such distributions or require a recipient to pay the Company for any such taxes required to be withheld on such terms and conditions prescribed by the Committee.

         (e) No Grantee shall have any of the rights of a shareholder by reason of a Stock Option until it is exercised.

         (f) This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

(g) No Stock Option, Stock Award or Stock Appreciation Right or other right or interest of a Grantee under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Grantee to any party (other than the Company or a Subsidiary), or assigned or transferred by such Grantee otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Grantee, and such Stock Option, Stock Award or Stock Appreciation Right or rights that may be exercisable shall be exercised during the lifetime of the Grantee only by the Grantee or his or her guardian or legal representative, except that Stock Option, Stock Award or Stock Appreciation Right and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Grantee, and may be exercised by such transferees in accordance with the terms of such Stock Option, Stock Award or Stock Appreciation Right, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of any agreement reflecting a Stock Option, Stock Award or Stock Appreciation Right (subject to any terms and conditions which the Committee may impose thereon). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Grantee shall be subject to all terms and conditions of the Plan and any agreement reflecting a Stock Option, Stock Award or Stock Appreciation Right applicable to such Grantee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.


SECTION 13.  AMENDMENT AND TERMINATION

         (a) The Plan shall terminate on September 1, 2009 and no Stock Award or Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

(b) The Board may amend the Plan at any time without notice; provided however, that the Board may not, without prior approval by the shareholders, (i) increase the maximum number of shares of Stock for which Stock Options or Stock Awards may be granted (except as contemplated by the provisions of Section 10), (ii) materially increase the benefits accruing to participants under the Plan, or
(iii) materially modify the requirements as to eligibility for participation in the Plan.

(c) Except as specifically contemplated by the Plan, no termination or amendment of the Plan may, (i) without the consent of a Grantee to whom a Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such Stock Option, or (ii) without the consent of a recipient of a Stock Award, adversely affect the rights of such recipient under such Stock Award.

SECTION 14.  EFFECTIVE DATE AND SHAREHOLDERS' APPROVAL

         The Plan shall become effective as of September 1, 1999 subject to its approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote thereon at the annual meeting of shareholders of the Company or any adjournment or postponement thereof.

                      National Discount Brokers Group, Inc.

The undersigned hereby appoints Arthur Kontos, and Ralph N. Del Deo and each of them, with full power of substitution, as proxies for the undersigned, to attend the annual meeting of stockholders of National Discount Brokers Group, Inc. (the "Company"), to be held at the Millennium Broadway Conference Center, 145 West 44th Street, New York, New York on October 20, 1999, at 4:00 p.m., New Jersey time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. /  / For or /  / Withhold Authority to vote for the following nominees
   ---         ---
   for election as Class 3 directors:

                                  John P. Duffy
                                Thomas W. Neumann
                            Charles Kirkland Kellogg

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

---------------------------------


2. Approval of the 2000 National Discount Brokers Group, Inc. Compensation Plan.

                      / / For or / / Against or / / Abstain

3. Approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending May 31, 2000.

                      / / For or / / Against or / / Abstain

4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

         The Proxies will vote as specified herein or, if a choice is not specified, they will vote For the nominees listed in Item 1, For the proposal set forth in Items 2 and 3, and in their discretion with respect to the matters referred to in Item 4.

         This Proxy is solicited by the Board of Directors of the Company.


                                      Receipt of the Notice of Annual Meeting of
                                      Stockholders, Proxy Statement dated
                                      September 9, 1999 and Annual Report to
                                      Stockholders is hereby acknowledged:
                                      Date:_______________________________, 1999
                                      ------------------------------------------
                                      ------------------------------------------
                                      ------------------------------------------
                                                    (Signatures)
                                      (Please sign exactly as your names appear
                                      hereon, indicating, where proper, official position or representative capacity.)